EXHIBIT 99.1
Orbitz Worldwide Appoints Russ Hammer as Chief Financial Officer
CHICAGO, IL, January 3, 2011 — Orbitz Worldwide, Inc. (NYSE: OWW) today announced the appointment of Russ Hammer as the company’s Chief Financial Officer, effective January 1, 2011. Previously, Russ was Chief Financial Officer at Crocs, Inc. Russ succeeds Marsha Williams, whose planned retirement was announced in June 2010.
“I am delighted to welcome Russ Hammer to Orbitz Worldwide as Chief Financial Officer,” said Barney Harford, CEO and president of Orbitz Worldwide. “Russ Hammer has a diverse background which we think will be a really good fit with the Orbitz Worldwide business. Most recently Russ was CFO of NASDAQ-listed Crocs, Inc., where he played a central role in significantly improving performance. Before Crocs he served in a variety of senior roles at Motorola both domestically and internationally, building experience across a broad variety of finance functions and businesses.”
“Orbitz Worldwide is one of the world’s leading online travel companies, with strong brands and a track record of using technology to make it easier for consumers to plan and purchase travel,” said Russ Hammer, Chief Financial Officer of Orbitz Worldwide. “I am very pleased to be joining Orbitz Worldwide at this exciting time in the company’s development.”
Russ will have global responsibility for accounting, financial planning & analysis, investor relations, tax and treasury. He will be based at the Orbitz Worldwide headquarters in Chicago, Illinois.
“Marsha Williams has played a critical role since joining Orbitz Worldwide in 2007. Everyone at the company thanks Marsha for her contributions and wishes her well in the future,” continued Barney Harford.
About Russ Hammer
Prior to joining Orbitz Worldwide, Russ served for 3 years as Chief Financial Officer of NASDAQ-listed Crocs, Inc. in Boulder, Colorado. At Crocs, Russ led the company’s restructuring efforts and supported the company’s successful turnaround. Prior to joining Crocs, Russ worked for Motorola, Inc. for 29 years, serving in a variety of senior executive positions including: Chief Financial Officer of the company’s Connected Home Solutions business; Chief Audit Officer; Chief Financial Officer of the Asia Cellular Subscriber business; and Chief Financial Officer of the Global Paging Subscriber business. Russ holds a Bachelor of Science in Accounting and Finance from the University of Illinois at Urbana-Champaign and an MBA from DePaul University, Chicago, Illinois.
About Orbitz Worldwide
Orbitz Worldwide is a leading global online travel company that uses innovative technology to enable leisure and business travelers to research, plan and book a broad range of travel products. Orbitz Worldwide owns a portfolio of consumer brands that includes Orbitz (http://www.orbitz.com), CheapTickets (http://www.cheaptickets.com), ebookers (http://www.ebookers.com), HotelClub

(http://www.hotelclub.com), RatesToGo (http://www.ratestogo.com) and the Away Network (http://www.away.com). Also within the Orbitz Worldwide family, Orbitz Worldwide Distribution (http://corp.orbitz.com/partnerships/distribution) delivers private label travel solutions to a broad range of partners including many of the world’s largest airlines, and Orbitz for Business (http://www.orbitzforbusiness.com) delivers managed corporate travel solutions for corporations. For more information on partnership opportunities with Orbitz Worldwide, visit corp.orbitz.com. Orbitz Worldwide uses its Investor Relations website to make information available to its investors and the public at http://www.orbitz-ir.com. You can sign up to receive email alerts whenever the company posts new information to the website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, Orbitz Worldwide’s expected financial performance and its strategic operational plans. The company’s actual results could differ materially from the results expressed or implied by these forward-looking statements. More information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at http://www.sec.gov/ or the company’s Investor Relations website at http://orbitz-ir.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. Orbitz Worldwide undertakes no obligation to publicly revise these forward-looking statements to reflect circumstances or events after the date of this press release.